Exhibit 99.1

For Immediate Release	Press Contact: Ann Reichert 858-309-1700 pr@miteksystems.com Investor Information: 858-309-1780 ir@miteksystems.com

Mitek Announces Pricing of Common Stock Offering

San Diego, CA, June 25, 2013—Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com) announced today the pricing of an underwritten public offering of 2,857,142 shares of its common stock at a purchase price of $5.25 per share. The gross proceeds to Mitek from this offering are expected to be approximately $15,000,000, before deducting underwriting discounts and other estimated offering expenses. Mitek has granted the underwriters a 30-day option to purchase up to an aggregate of 428,571 additional shares of common stock to cover overallotments, if any. All of the shares in the offering are to be sold by Mitek. The offering is expected to close on or about June 28, 2013, subject to customary closing conditions.

Mitek expects to use the net proceeds from the offering for general corporate purposes, including working capital requirements.

In connection with the offering, William Blair & Company, L.L.C. is acting as the sole underwriter.

A shelf registration statement relating to the shares of common stock to be issued in the offering has been filed with the Securities and Exchange Commission (SEC) and is effective. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting William Blair & Company, L.L.C. at 222 West Adams Street, Chicago, IL 60606, Attention: Prospectus Department, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC website at http://www.sec.gov.

About Mitek

Headquartered in San Diego, CA, Mitek is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. For more information about Mitek, please visit http://www.miteksystems.com.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding the completion, timing and size of the public offering, the Underwriters’ exercise of the over-allotment option, Mitek’s anticipated proceeds from the offering and its use of those proceeds. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that Mitek will be able to complete the public offering on the anticipated terms, or at all.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at http://www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in the forward-looking statements contained herein and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.